                                                                       EXHIBIT G



                    AGREEMENT FOR THE REGISTRATION OF STOCK


                                     among


                               H.J. HEINZ COMPANY


                                      and



                            HOWARD HEINZ ENDOWMENT,
                            VIRA I. HEINZ ENDOWMENT,
                            HEINZ FAMILY FOUNDATION,
                    H. JOHN HEINZ III REVOCABLE TRUST NO. 1,
                AND H. JOHN HEINZ III DESCENDANTS' TRUST (NO. 1)



                    _______________________________________

                              Dated: June 22, 1995
                    _______________________________________


                              Page 26 of 53 Pages

          AGREEMENT FOR REGISTRATION OF COMMON STOCK (this "Agreement"), dated June 22, 1995, among H.J. HEINZ COMPANY, a Pennsylvania corporation (the "Company"), and HOWARD HEINZ ENDOWMENT, VIRA I. HEINZ ENDOWMENT, HEINZ FAMILY FOUNDATION, H. JOHN HEINZ III REVOCABLE TRUST NO. 1, and H. JOHN HEINZ III DESCENDANTS' TRUST (NO. 1) (collectively, the "Selling Shareholders"; and each a "Selling Shareholder").

          WHEREAS, each Selling Shareholder currently holds the number of shares of the Company's common stock, par value $0.25 per share ("Common Stock"), set forth opposite its name in Schedule I hereto, and the Selling Shareholders as a group currently hold an aggregate of 27,150,252 shares of Common Stock; and

          WHEREAS, each Selling Shareholder wishes to sell a portion of its shares of Common Stock; and

          WHEREAS, it is in the mutual interests of the Company and the Selling Shareholders that such a sale take place in an organized underwritten public offering to be registered under the Securities Act (as defined herein);

          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, the Company and the Selling Shareholders hereby agree as follows:

                              Page 27 of 53 Pages

        1.  Definitions.  As used herein, unless the context otherwise requires,
            -----------
the following terms have thefollowing respective meanings:

            "Commission" means the Securities and Exchange Commission.
             ----------

            "Exchange Act" means the Securities Exchange Act of 1934, as
             ------------
amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the relevant time.

            "Offering" has the meaning set forth in Section 3.
             --------

            "Person" means any individual, firm, corporation, partnership,
             ------
limited liability company, trust, estate, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            "Registrable Securities" means that aggregate number of shares of
             ----------------------
Common Stock currently held by the Selling Shareholders, which on the effective date of the Registration Statement shall have a market value of not more than $600 million. Within such limit, the number of shares of Common Stock to be sold by all Selling Shareholders (and the portion thereof to be sold by each Selling Shareholder) shall be determined by the Selling Shareholders and the underwriters; provided, however, that, within thirty days following the
              --------  -------
effective date of the Registration Statement,


                              Page 28 of 53 Pages
at the option of the underwriters thereof, the number of Registrable Securities to be sold may be increased by not more than 15%, solely to cover over-allotments.

            "Registration Expenses" means all out-of-pocket expenses relating
             ---------------------
to this Agreement and the Company's performance of or compliance with the terms and provisions hereof, including, without limitation, all registration and filing fees, all fees, if any, of the New York Stock Exchange, Inc., other applicable national securities exchanges (including, without limitation, the Midwest Stock Exchange and the Pacific Stock Exchange) and of the National Association of Securities Dealers, Inc., all fees and expenses of complying with securities or blue sky laws, the fees and expenses of the Company's transfer agents and registrars to the extent attributable to the Offering, all word processing, duplicating and printing expenses, all courier, messenger and other delivery expenses, all communications charges (including, without limitation, telephone, telex, telegraph, facsimile and other electronic transmission charges), postage, the fees, disbursements and other charges of outside counsel for the Company and of its independent public accountants, including the costs of obtaining such "comfort" letters as may be required by or incident to such performance and compliance, all travel, entertainment and other expenses incurred by the Company and its officers and representatives in connection with


                              Page 29 of 53 Pages
preparation of this Agreement and the Registration Statement and participating in selling efforts including, without limitation, participation in any road show, and all fees and disbursements of underwriters customarily paid by issuers or sellers of securities, it being understood and agreed that the Company shall not bear any costs or expenses relating to the Offering.

            "Rule 144" means Rule 144 under the Securities Act, as such Rule
             --------
may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and
             --------------
the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the relevant time.

          2. Registration Under Securities Act.
             ---------------------------------
             (a) Filing and Effectiveness of Registration Statement.  As soon
                 --------------------------------------------------
as is reasonably practicable following the filing of the Company's 1995 Report on Form 10-K (with a target date of August 4, 1995), the Company shall file a registration statement on Form S-3 (the "Registration Statement") with respect to the Registrable Securities if the Company is then eligible to use Form S-3. The Company shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as soon as reasonably practicable after such


                              Page 30 of 53 Pages
filing, and shall use all reasonable efforts to keep the Registration Statement continuously effective with respect to all Registrable Securities for thirty days following the date such Registration Statement is declared effective or until the conclusion of the Offering, whichever is sooner.

          (b) Registration Procedures.  Incident to the registration of the
              -----------------------
Registrable Securities under the Securities Act as provided in Section 2(a), the Company will, as expeditiously as possible:

              (i) furnish to the Selling Shareholders such number of conformed copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits -- other than exhibits incorporated by reference --appropriately redacted in the case of those exhibits filed on a confidential basis), and so long as the Company is required to keep the Registration Statement effective pursuant to Section 2(a) such number of copies of the prospectus contained in the Registration Statement (including each summary prospectus, preliminary prospectus, the final prospectus and any supplement thereto) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents requested by the Selling Shareholders as are necessary to facilitate the public sale of the Registrable Securities;


                              Page 31 of 53 Pages

              (ii) use all reasonable efforts (x) to register or qualify all Registrable Securities and other securities covered by the Registration Statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available as the Selling Shareholders shall reasonably request, (y) to keep such registration or qualification in effect for so long as the Registration Statement remains in effect, and (z) to take any other action that may be necessary to enable the Selling Shareholders to consummate the disposition in such jurisdictions of the Registrable Securities to be sold by the Selling Shareholders, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (ii), be obligated to be so qualified, (b) subject itself to taxation in any such jurisdiction, or (c) take any action that would subject it to general service of process in any such jurisdiction; and

             (iii) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the Commission.

        (c) Supplements and Amendments.  The Company shall supplement or
            --------------------------
amend, if necessary, the Registration Statement, as required by the registration form utilized by the Company or by the instructions applicable to such


                              Page 32 of 53 Pages
registration form or by the Securities Act or as reasonably required by the Selling Shareholders in order to keep the Registration Statement effective for the period of the Offering specified in Section 3(a) and the Company shall furnish to the Selling Shareholders copies of any such supplement or amendment prior to its being used and/or filed with the Commission.

          (d) Preparation; Reasonable Investigation. In connection with the
              -------------------------------------
preparation and filing of the Regis tration Statement under the Securities Act pursuant to this Agreement, the Company will give the Selling Shareholders, the underwriters, and their respective counsel, the opportunity to participate in the preparation of the Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Shareholders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that each Selling
                                   --------  -------
Shareholder, underwriter or counsel shall receive such information only if such Selling Shareholder, underwriter or counsel, and


                              Page 33 of 53 Pages
their respective agents and representatives, shall have expressly agreed in writing that any such information shall be kept confidential by such Selling Shareholder, underwriter, counsel, agent or representative and not be used for any purpose other than in connection with the review by such Selling Shareholder, underwriter, counsel, agent or representative, of the Registration Statement in connection with their due diligence except to the extent (i) disclosure of such information is required by court or administrative order or applicable law, (ii) disclosure of such information, in the opinion of counsel to such Selling Shareholder, underwriter, counsel, agent or representative is necessary to avoid or correct a misstatement or omission of a material fact in the Registration Statement, prospectus or any supplement or post-effective amendment thereto, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Selling Shareholder, underwriter, counsel, agent or representative. Each Selling Shareholder further agrees that it will, upon learning that disclosure of any such information is sought pursuant to a court or adminis trative order, give prompt notice thereof to the Company and allow the Company, to undertake appropriate action to prevent disclosure of the information deemed confidential. The Company shall promptly notify the Selling Shareholders and their counsel of any stop order issued or threatened by


                              Page 34 of 53 Pages
the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (e) Provision of Information by Selling Shareholders, etc.  Each
              ------------------------------------------------------
Selling Shareholder agrees, as a condition to the registration obligations of the Company with respect to such Selling Shareholder contained herein, to furnish promptly to the Company such information regarding the Selling Shareholder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing to comply with the Securities Act and other applicable law and its obligations hereunder. The Company may exclude from such registration some or all of the Registrable Securities of any Selling Shareholder who fails to furnish such information within a reasonable time after receiving such request. If the identity of a Selling Shareholder is to be disclosed in the Registration Statement, such Selling Shareholder shall be permitted to include all information regarding such Selling Shareholder as it shall reasonably request. As a further condition to the Company's obligations hereunder, each Selling Shareholder shall complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of the underwriting arrangements described below.


                              Page 35 of 53 Pages

          (f) Registration Expenses.  The Selling Shareholders shall be
              ---------------------
severally liable (in proportion to the number of shares of Common Stock set forth opposite their respective names in Schedule I hereto, except that if sales of Common Stock are in fact made by the Selling Shareholders pursuant to the Offering, such expenses shall be borne by the Selling Shareholders in proportion to the number of shares sold by them) to the Company for all Registration Expenses incurred by the Company, whether or not the Registration Statement becomes effective, and whether all, some or none of the Registrable Securities are sold pursuant to the Registration Statement, and, within fifteen (15) days following receipt of written notice by the Company, shall pay to the Company all Registration Expenses incurred by the Company as described in reasonable detail in such notice.

          (g)  Suspension of Obligations.  The Company's obligations pursuant to
               -------------------------
Section 2(a) may be suspended, upon written notice to the Selling Shareholder given pursuant to Section 9, for such period as the Company deems appropriate if the fulfillment of such obligations would require the Company to make a disclosure that would, in the good faith judgment of the Company, be premature, materially adverse or otherwise disadvantageous to the Company. If the Company elects to suspend its obligations pursuant to this Section 2(g), the Selling Shareholder may elect, by written notice to the Company given pursuant to


                              Page 36 of 53 Pages

Section 9, to terminate this Agreement in which event the Selling Shareholder shall immediately be relieved of the restrictions set forth in Section 5 hereof. The obligations of the Selling Shareholder under Section 2(f) shall survive any such termination to the extent of any expenses incurred prior to the effective date of such termination.

          3.   Underwritten Offering.
               ---------------------
               (a) Single Offering; Selection of Underwriters.  The Registrable
                   ------------------------------------------
Securities shall only be sold in a single underwritten public offering that shall be commenced on or after the date on which the Registration Statement is declared effective by the Commission and which will conclude upon the earlier to occur of the sale of all of the Registrable Securities and the thirtieth day following the date on which the Registration Statement is declared effective (the "Offering"). The Offering shall be made only through an underwriting syndicate co-managed solely by two lead underwriters, each of which shall be, and be deemed to be, a co-lead underwriter with such specific and shared authority and responsibility (including joint control of the order books) as shall be agreed upon between the co-lead underwriters, consistent with the best interests of the Company and the Selling Shareholders, respectively, it being agreed (and a condition to the obligation of the parties to complete the Offering) that (i) one co-lead underwriter shall be selected by the Company and the other


                              Page 37 of 53 Pages
by the Selling Shareholders, and (ii) both co-lead underwriters must be signatories to the Underwriting Agreement to be entered into with the underwriters.

          (b)  Discontinuance of Offering.  Each Selling Shareholder agrees
               --------------------------
that, upon receipt of written notice from the Company of (i) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary or other prospectus or the initiation of any proceedings for that purpose, (ii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Registration Statement or any Registrable Securities covered thereby for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, or (iii) the happening of any event as a result of which the prospectus included in the Registration Statement or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Shareholder shall forthwith discontinue the disposition of such Registrable Securities covered by the Registration Statement or prospectus (but in the case of clause (ii), solely in the applicable jurisdiction) until such Selling


                              Page 38 of 53 Pages

Shareholder's receipt of copies of the supplemented or amended prospectus contemplated by Section 2(c) of this Agreement, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto; and, if so directed by the Company, such holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Shareholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

               (c) Underwriting Discounts and Commissions. The Selling
                   --------------------------------------
Shareholders shall be responsible for all underwriting discounts and commissions of the underwriters with respect to the Registrable Securities sold in the Offering.

          4.   Indemnification of Underwriters.  The Company and each of the
               -------------------------------
Selling Shareholders, respectively, shall provide the underwriters with such indemnification and contribution undertakings as is normal and customary in offerings of the type contemplated by this Agreement.

          5.  Lockups; Compliance with Exchange Act Rule 10b-6.
              ------------------------------------------------

              5.1 None of the Selling Shareholders shall sell or otherwise dispose of any shares of Common Stock of the Company (other than Registrable Securities sold pursuant to the Registration Statement) or any securities convertible


                              Page 39 of 53 Pages
into or exchangeable for, or any rights, options or warrants to acquire, any shares of Common Stock during the period beginning on the date of this Agreement and ending at the close of business on the 90th day following the effective date of the Registration Statement without the prior written consent of the Company.

              5.2 During the period beginning on the 91st day following the effective date of the Registration Statement and ending at the close of business on the 270th day following the effective date of the Registration Statement, the Selling Shareholders, collectively, shall not sell or otherwise dispose of more than an aggregate of 2.5 million shares of Common Stock (or sell or otherwise dispose of any securities convertible into or exchangeable for, or any rights, options or warrants to acquire, any shares of Common Stock) without the prior written consent of the Company, other than: (i) in response to a bona fide third party offer made to all of the Company's stockholders, (ii) following a public announcement by the Company of a definitive agreement relating to material merger or other material business combination between the Company and a third party, (iii) on any date on which the last sale price of the Company's common stock on the New York Stock Exchange on the immediately preceding trading day was 15% or more above the public offering price in the offering, (iv) grants not to exceed an aggregate of 500,000 shares made in the


                              Page 40 of 53 Pages
ordinary course of business by those Selling Shareholders that are charitable organizations, or (v) transfers from a Heinz family trust to other Heinz family trusts that agree in writing to be bound by the provisions of this Section 5.2. All sales of Common Stock made by the Selling Shareholders (other than sales made pursuant to clause (i) of this Section 5.2) or by any clause (v) transferee during this period shall be made pursuant to and in conformity with Rule 144 under the Securities Act, including paragraphs (c), (e), (f) and (h) thereof, and otherwise in conformity with applicable law. Nothing herein shall be deemed to be an admission by the Selling Shareholders that they or any of them, collectively or individually, is obligated apart from this Agreement to comply with the provisions of Rule 144 in connection with sales by them or any of them of shares of Common Stock of the Company.

              5.3 Neither the Company nor any Selling Shareholder shall take any action that, when taken, would be unlawful for the Company or such Selling Shareholder, as the case may be, to take by reason of the then applicability of Rule 10b-6 under the Exchange Act.

          6.   Public Announcements.  Neither the Selling Shareholders nor the
               --------------------
Company shall make any public announcement nor issue any press release with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other, except as


                              Page 41 of 53 Pages
required by law. The parties agree that press releases in the forms of Exhibit A and Exhibit A-1 hereto shall be issued immediately following the execution and delivery of this Agreement.

          7.  Filing of Schedule 13D.  Promptly but in no event later than the
              ----------------------
day following the execution of this Agreement, the Selling Shareholders shall file with the Commission a Schedule 13D under the Exchange Act identifying each of the Selling Shareholders as a member of a group and otherwise setting forth such information as is required by the Exchange Act.

          8.   Third Party Shares.  The Selling Shareholders acknowledge that
               ------------------
the Company is obligated to register 175,000 shares of Common Stock of the Company owned by a third party investor, and if the third party investor requests it do so, the Company will include such shares in the Registration Statement and bear the incremental costs of such inclusion; and the Selling Shareholders hereby consent to the inclusion of any or all of such shares in the Registration Statement.

          9.  Notices.  All notices, demands and other communications provided
              -------
for or permitted hereunder shall be made in writing and shall be deemed given as and when hereinafter provided if sent by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery at the address set


                              Page 42 of 53 Pages
forth opposite such party's name on Exhibit B hereto. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier, if delivered by overnight courier service; two business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

          10.  Assignment.  This Agreement shall be binding upon and inure to
               ----------
the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respec tive successors and assigns. This Agreement may not be assigned without the prior written consent of, in the case of the Selling Shareholders, the Company, and in the case of the Company, the Selling Shareholders.

          11.  Entire Agreement.  This Agreement is intended by the parties as a
               ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                              Page 43 of 53 Pages

          12.  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          13.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such Commonwealth.

          14.  Counterparts.  This Agreement may be executed by the parties
               ------------
hereto in separate counterparts, each of which when so executed shall be deemed an original and both of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, each of H.J. Heinz Company, Howard Heinz Endowment, Vira I. Heinz Endowment, Heinz Family Foundation, H. John Heinz III Revocable Trust No. 1, and H. John Heinz III Descendants' Trust (No. 1) has caused this agreement to be duly executed on the date first written above.

                                 H.J. HEINZ COMPANY


                                 By: /s/ David R. Williams
                                    --------------------------------------
                                    Name:  David R. Williams
                                    Title: Senior Vice President - Finance
                                           and Chief Financial Officer


                              Page 44 of 53 Pages

                                 HOWARD HEINZ ENDOWMENT


                                 By: /s/ Teresa Heinz
                                    --------------------------------------
                                    Name:  Teresa Heinz
                                    Title: Chairman and Chief Executive
                                           Officer


                                 VIRA I. HEINZ ENDOWMENT


                                 By: /s/ William H. Rea
                                    --------------------------------------
                                    Name:  William H. Rea
                                    Title: Director


                                 HEINZ FAMILY FOUNDATION


                                 By: /s/ Teresa Heinz
                                    --------------------------------------
                                    Name:  Teresa Heinz
                                    Title: Chairman and Chief Executive
                                           Officer


                                 H. JOHN HEINZ III REVOCABLE
                                 TRUST NO. 1


                                 By: /s/ Teresa Heinz
                                    --------------------------------------
                                    Name:  Teresa Heinz
                                    Title: Trustee


                                 H. JOHN HEINZ III DESCENDANTS'
                                 TRUST (NO. 1)


                                 By: /s/ Teresa Heinz
                                    --------------------------------------
                                    Name:  Teresa Heinz
                                    Title: Trustee


                              Page 45 of 53 Pages

                                                                       EXHIBIT A

                                 PRESS RELEASE
                                 -------------

Contact:  D. Edward Smyth, Vice President - Corporate Affairs, H.J. Heinz
          Company


           HOWARD HEINZ ENDOWMENT, VIRA I. HEINZ ENDOWMENT AND HEINZ
           ---------------------------------------------------------

              FAMILY FOUNDATION ANNOUNCE PLANS TO DIVERSIFY ASSETS
              ----------------------------------------------------


          Pittsburgh, PA June 23, 1995-The Howard Heinz Endowment, the Vira I. Heinz Endowment, the Heinz Family Foundation and certain Heinz family trusts today announced their intention to diversify their investment portfolios by selling a portion of their common stock holdings in the H.J. Heinz Company through an underwritten secondary offering for up to an aggregate of approximately 13.5 million shares. The offering will be made by means of a prospectus only an is expected to occur in August. The H.J. Heinz Company has agreed to file a registration statement with the Securities and Exchange Commission to facilitate the offering.

Commenting on the planned diversification, Anthony J.F. O'Reilly, the Chairman, President and Chief Executive Officer of H.J. Heinz, said: "We understand the charities' fiduciary obligation to diversify, and we are happy to assist them."


                              Page 46 of 53 Pages

Teresa Heinz, Chairman and Chief Executive Officer of the Howard Heinz Endowment and the Heinz Family Foundation and a director of the Vira T. Heinz Endowment, stated: "The Endowments and the Foundation have for many years held shares of Heinz Common Stock as their principal asset. During this time both the Heinz Company and the stock have performed extremely well. However, diversification remains a key principle of prudent investing, and we believe selling a portion of our holdings in order to diversify our assets is a prudent course of action at this time."

"The Endowments' and the Foundation's continued confidence in the H.J. Heinz Company is reflected by the fact that upon completion of their current portfolio diversification programs, the Endowments and the Foundation will hold the majority of the Heinz shares they now own and that they, together with the Heinz family interest, will continue to be the largest group of H.J. Heinz Company shareholders," Mrs. Heinz added.

The Heinz Family Foundation and the Heinz Endowments are based in Pittsburgh, PA. Their combined assets place them among the nation's 25 largest private, charitable foundations. The Heinz Endowments' grant making is focused on the areas of arts and culture, community and economic development, education, health and human services, and the


                              Page 47 of 53 Pages
environment. The principal activity of the Heinz Family Foundation is the administration of the Heinz Awards, a program recognizing individual excellence and achievement.


                              Page 48 of 53 Pages

                                                                     EXHIBIT A-1

                                 PRESS RELEASE
                                 -------------

Contact:  Grant Oliphant, Director of Communications, Howard Heinz Endowment


           HOWARD HEINZ ENDOWMENT, VIRA I. HEINZ ENDOWMENT AND HEINZ
           ---------------------------------------------------------

              FAMILY FOUNDATION ANNOUNCE PLANS TO DIVERSIFY ASSETS
              ----------------------------------------------------


          Pittsburgh, PA June 23, 1995-The Howard Heinz Endowment, the Vira I. Heinz Endowment, the Heinz Family Foundation and certain Heinz family trusts today announced their intention to diversify their investment portfolios by selling a portion of their common stock holdings in the H.J. Heinz Company through an underwritten secondary offering for up to an aggregate of approximately 13.5 million shares. The offering will be made by means of a prospectus only an is expected to occur in August. The H.J. Heinz Company has agreed to file a registration statement with the Securities and Exchange Commission to facilitate the offering.


                              Page 49 of 53 Pages

Teresa Heinz, Chairman and Chief Executive Officer of the Howard Heinz Endowment and the Heinz Family Foundation and a director of the Vira T. Heinz Endowment, stated: "The Endowments and the Foundation have for many years held shares of Heinz Common Stock as their principal asset. During this time both the Heinz Company and the stock have performed extremely well. However, diversification remains a key principle of prudent investing, and we believe selling a portion of our holdings in order to diversify our assets is a prudent course of action at this time."

"The Endowments' and the Foundation's continued confidence in the H.J. Heinz Company is reflected by the fact that upon completion of their current portfolio diversification programs, the Endowments and the Foundation will hold the majority of the Heinz shares they now own and that they, together with the Heinz family interest, will continue to be the largest group of H.J. Heinz Company shareholders," Mrs. Heinz added.

The Heinz Family Foundation and the Heinz Endowments are based in Pittsburgh, PA. Their combined assets place them among the nation's 25 largest private, charitable foundations. The Heinz Endowments' grant making is focused on the areas of arts and culture, community and economic development, education, health and human services, and the


                              Page 50 of 53 Pages
environment. The principal activity of the Heinz Family Foundation is the administration of the Heinz Awards, a program recognizing individual excellence and achievement.


                              Page 51 of 53 Pages

                                                                       Exhibit B



Howard Heinz Endowment
30 CNG Tower
Pittsburgh, Pennsylvania 15222
Attention:  Mr. Frank Tugwell
Phone: (412) 338-2601
Fax: (412) 338-2634

Vira I. Heinz Endowment
30 CNG Tower
Pittsburgh, Pennsylvania 15222
Attention:  Mr. Frank Tugwell
Phone: (412) 338-2601
Fax: (412) 338-2634

Heinz Family Foundation
3200 CNG Tower
Pittsburgh, Pennsylvania 15222
Attention:  Mr. Frank Tugwell
Phone: (412) 338-2601
Fax: (412) 338-2634

H. John Heinz III Revocable Trust No. 1
Three Mellon Bank Center, Room 4000
Pittsburgh, Pennsylvania 15259-0001
Attention:  Mr. W.B. Ouzts
Phone: (412) 234-6593
Fax: (412) 236-1693

H. John Heinz III Descendants' Trust (No. 1)
Three Mellon Bank Center, Room 4000
Pittsburgh, Pennsylvania 15259-0001
Attention:  Mr. W.B. Ouzts
Phone: (412) 234-6593
Fax: (412) 236-1693

H.J. Heinz Company
600 Grant Steet
60th Floor
Pittsburgh, Pennsylvania 15219
Attention:  General Counsel
Phone:  (412) 456-5711
Fax:  (412) 456-6102


                              Page 52 of 53 Pages

                                                                      SCHEDULE I

  Selling Shareholders               Shares Owned
- -------------------------            ------------
                                       15,063,231
Howard Heinz Endowment

Vira I. Heinz Endowment                 7,567,460

Heinz Family Foundation                   735,922

H. John Heinz III
 Revocable Trust No. 1                  3,158,639

H. John Heinz III
 Descendants' Trust
 (No. 1)                                  625,000
                                       ----------
                                       27,150,252


                              Page 53 of 53 Pages